Exhibit 23.3

Consent of Independent Auditor

AAC Holdings, Inc.

Brentwood, Tennessee

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 17, 2018 relating to the consolidated financial statements of AdCare, Inc. appearing in the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 17, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ O’Connor, Maloney & Company, P.C.

Worcester, Massachusetts

June 8, 2018